SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Answerthink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

April 8, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Answerthink, Inc. (the “Company”) to be held on Wednesday, May 7, 2003 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida.

     At this meeting you will be asked to vote for the election of three directors, the approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock available for purchase thereunder and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for its fiscal year ending January 2, 2004. These matters are discussed in detail in the attached proxy statement.

     Your Board of Directors believes these proposals are in the best interests of the Company and its shareholders and recommends that you vote for them.

     It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

We look forward to receiving your vote and seeing you at the meeting.

Ted A. Fernandez Chairman and Chief Executive Officer

The date of this Proxy Statement is April 8, 2003, and it is first being mailed to shareholders on or about April 8, 2003.

ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 7, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of Answerthink, Inc. (the “Company”) will be held on Wednesday, May 7, 2003 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida for the following purposes:

1.	To elect three directors to the Board of Directors;
2.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock available for purchase thereunder from 2,750,000 to 4,250,000 shares;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending January 2, 2004; and
4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on March 14, 2003 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for ten days prior to the Annual Meeting at the Company’s offices and at the location of the Annual Meeting on May 7, 2003. All shareholders are cordially invited to attend the Annual Meeting.

Frank A. Zomerfeld Secretary Miami, Florida April 8, 2003

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished, on or about April 8, 2003, to the shareholders of Answerthink, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2003 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 7, 2003 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, and any postponement or adjournment thereof.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon.

EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

  “FOR” Proposal 1 to elect the Board of Directors’ nominees for directors;

  “FOR” Proposal 2 to approve an amendment to the Company’s Employee Stock Purchase Plan; and

  “FOR” Proposal 3 to ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

     If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

     Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

     The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

     The securities that may be voted at the Annual Meeting consist of shares of common stock, par value $.001 per share (“Common Stock”), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. The close of business on March 14, 2003 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of shareholders entitled to vote at the Annual Meeting. On the Record Date, 46,415,527 shares of Common Stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

     Assuming the presence of a quorum at the Annual Meeting, a plurality of the votes cast in person or represented by proxy at the Annual Meeting is required for election of the directors and a majority of the votes present in person or represented by proxy and entitled to vote is required to approve the Company’s Employee Stock Purchase Plan, as amended, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending January 2, 2004. Unless otherwise required by law, the Company’s current Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Company’s Amended and Restated Bylaws (the “Bylaws”), any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

     Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposals 2 and 3. Abstentions on Proposal 1 will not have any effect on the approval of Proposal 1. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming the presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

     PROPOSAL 1
ELECTION OF DIRECTORS

General

     The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors. The Company’s Bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of seven directorships. The Board of Directors is divided into three classes, as equal in number as possible. One class is elected each year for a term of three years.

     Three directors will be elected at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2006. The Board of Directors has nominated David N. Dungan, Allan R. Frank and Richard N. Hamlin for the positions. You can find more information about Messrs. Dungan, Frank and Hamlin below.

     Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors are elected by a plurality of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
MESSRS. DUNGAN, FRANK AND HAMLIN AS DIRECTORS.

     Information as to the Nominees and Continuing Directors

     The following table sets forth certain information regarding the Board of Directors’ nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.

Name	Age(1)	Director Since(2)	Position(s) held with the Company	Term Expires

NOMINEES
David N. Dungan	49	2000	Chief Operating Officer	2006
Allan R. Frank	48	1997	President	2006
Richard N. Hamlin(3)(4)(5)	55	2003		2006

CONTINUING DIRECTORS
Ted A. Fernandez	46	1997	Chairman and Chief Executive Officer	2004
Alan T.G. Wix(4)(5)	61	1999		2004
Edwin A. Huston(4)	64	2001		2005
Jeffrey E. Keisling(5)	46	1999		2005

(1)	The ages shown are as of April 8, 2003.
(2)	The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3)	Mr. Hamlin was elected by the Board of Directors on February 12, 2003 to fill the vacancy created by the resignation of Mr. Robert J. Bahash effective January 31, 2003.
(4)	Member of the Audit Committee.
(5)	Member of the Compensation Committee.

     The principal occupations for the past five years or more of the three nominees for directors and the four directors whose terms of office will continue after the Annual Meeting are set forth below.

Nominees

     David N. Dungan is a founder of the Company. He served as a Managing Director from the Company’s inception until March of 2000 when he was named Chief Operating Officer. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG LLP’s (“KPMG’s”) Strategic Consulting Practice from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

     Allan R. Frank is a founder of the Company. He served as Executive Vice President, Chief Technology Officer and director of the Company from the Company’s inception to March 2000 when he was named President. Prior to founding the Company, from May 1994 to January 1997, Mr. Frank served as the Chief Technology Officer for KPMG and as the Partner-in-Charge of Enabling Technologies with KPMG’s Strategic Services Consulting. Mr. Frank also served on KPMG’s Board of Directors from 1994 to 1997. Prior to 1994, Mr. Frank held several executive and client service responsibilities with KPMG.

     Richard N. Hamlin serves as the Chief Financial Officer of CommerceQuest, Inc., a position he has held since July 2002. Mr. Hamlin retired in June 2000 as a partner of KPMG Consulting, a position he held from January 2000. Mr. Hamlin served as a partner of KPMG from 1979 until January 2000, including service on KPMG’s Board of Directors from 1994 to 1998.

Continuing Directors

     Ted A. Fernandez is a founder of the Company. He has served as Chairman of its Board of Directors and Chief Executive Officer since inception. Mr. Fernandez served as the National Managing Partner of KPMG’s Strategic Services Consulting from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

     Edwin A. Huston served as the Vice Chairman of Ryder System, Inc., an international logistics and transportation solutions company from July 2000 until retiring June 30, 2001. Mr. Huston served as Senior Executive Vice President Finance and Chief Financial Officer of that company from January 1987 until he became Vice Chairman. Mr. Huston is a director of Enterasys Network, Inc., Kaman Corporation, and Unisys Corp.

     Jeffrey E. Keisling serves as Vice President of Information Services of Wyeth Pharmaceuticals, a position he has held since September 2000. From December 1998 through September 2000, Mr. Keisling served as Senior Vice President and Chief Information Officer of Advanta Corporation. Mr. Keisling served as the Vice President and Chief Information Officer of Rhone-Poulenc Rorer Pharmaceuticals from January 1994 to October 1998.

     Alan T.G. Wix serves as the Chairman of the Board of Farsight PLC, a position he has held since April 1999. Mr. Wix also served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

Other Executive Officer

     The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

     John F. Brennan, age 45, is the Company’s Executive Vice President and Chief Financial Officer and has served in that capacity since October 1999. Mr. Brennan served as Executive Vice President, Acquisitions and Strategic Planning and Secretary from August 1997 to January 1999 when he was named Chief Administrative Officer. Mr. Brennan was employed by Ryder System, Inc. (“Ryder”) as Vice President and Treasurer from June 1996 through August 1997. Mr. Brennan held a variety of accounting and finance positions with Ryder from 1986 through 1996. Prior to joining Ryder, Mr. Brennan was employed with Arthur Andersen & Co.

Corporate Governance and Other Matters

     The Board of Directors conducts its business through meetings of the Board and through its two committees. The Board of Directors selects candidates to stand for election as directors. Pursuant to the Company’s Bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board is increased and there is no public announcement made by the Company at least 70 days prior to the first anniversary of the preceding annual meeting naming all of the nominees for director or specifying the size of the increased board, with respect to nominees for any new position created by the increase, the shareholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2004” on page 23 in this Proxy Statement.

     The shareholder’s notice referred to in the preceding paragraph must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of such beneficial owner, the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner and a representation that the shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

     The Board of Directors currently has two committees, the Compensation Committee and the Audit Committee. The Compensation Committee is responsible for determining compensation for the Company’s executive officers and approving compensation and human resource programs for the Company. The current members of the Compensation Committee are Messrs. Keisling (Chairman), Hamlin and Wix. Mr. Hamlin joined the Committee upon his election to the Board of Directors on February 12, 2003. For further information on the Compensation Committee, please refer to the “Compensation Committee Report on Executive Compensation” on page 11 of this Proxy Statement. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. The primary functions of the Audit Committee are to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and its financial reporting and disclosure practices, (b) the Company’s systems of internal controls regarding finance and accounting compliance, (c) the independence and performance of the Company’s outside auditors, and (d) the Company’s ethical compliance programs. The Audit Committee will also perform the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market. The Audit Committee is also directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The current members of the Audit Committee are Messrs. Huston (Chairman), Hamlin and Wix. Mr. Hamlin joined the Committee upon his election to the Board on February 12, 2003. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee Charter, which was adopted and became effective on March 26, 2003, is attached to this Proxy Statement as Appendix A. For further information on the Audit Committee, please refer to the “Report of the Audit Committee’’ on page 16 in this Proxy Statement.

     During the fiscal year ended January 3, 2003, the Board of Directors held seven meetings, the Compensation Committee held four meetings and the Audit Committee held nine meetings. During that same time period, no director attended fewer than 75% of the total number of all meetings of the Board of Directors and any committee on which he served.

Director Compensation

     Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board of Directors or any of its committees. Directors who are not officers or employees of the Company (“Outside Directors”) receive, upon initial election to the Board, an option to purchase 20,000 shares of Common Stock. Outside Directors also receive annual option grants. An Outside Director who serves as a committee chairman receives an option to purchase 10,000 shares of Common Stock each year and all other Outside Directors receive an option to purchase 7,500 shares of Common Stock each year. Options are exercisable at the fair market value of the Common Stock on the date of the grant. Each option has a term of ten years. The vesting schedule for all Outside Director stock option grants mirrors the vesting schedule then in effect for grants to the Company’s employees.

     Messrs. Keisling, and Wix, participated in the Company’s Stock Option Exchange Program during 2002. For more details of the Stock Option Exchange Program please refer to the “Compensation Committee Report on Executive Compensation” beginning on page 11 of this Proxy Statement. The Board reserves the right to make additional stock option grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Outside Directors receive a fee of $4,000 for each regularly scheduled Board meeting attended in person and $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members receive $1,000 for each regularly scheduled committee meeting attended, whether in person or otherwise. Board and Committee members receive $750 for each special meeting attended, whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings.

Executive Compensation and Other Information

      Summary Compensation Table

     The following table summarizes the compensation paid to or earned by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers required to be disclosed by the requirements of the Securities and Exchange Commission (the “SEC”). Messrs. Fernandez, Frank, Dungan and Brennan are collectively referred to hereinafter as the “Named Executive Officers.”

Names and Principal Position(s)	Year	Annual Compensation		Long-Term Compensation Awards Securities Underlying Options (#)		All Other Compensation ($)

		Salary ($)	Bonus ($)

Ted A. Fernandez	2002	500,000	—	350,000		—
Chairman and Chief	2001	500,000	—	—		—
Executive Officer	2000	500,000	—	50,000		—

Allan R. Frank	2002	500,000	—	175,000		2,000	(2)
President	2001	500,000	—	—		1,700	(2)
	2000	500,000	—	50,000		—

David N. Dungan	2002	500,000	—	175,000		2,000	(2)
Chief Operating Officer	2001	500,000	—	—		1,700	(2)
	2000	500,000	—	50,000		—

John F. Brennan	2002	375,000	—	30,000		2,000	(2)
Executive Vice President and	2001	300,000	—	51,494	(1)	1,700	(2)
Chief Financial Officer	2000	300,000	50,000	25,000		—

(1)	Of this amount, 6,494 stock options were granted in lieu of the issuance of Company Common Stock pursuant to the Company’s Employee Stock Purchase Plan due to the oversubscription of shares. These stock options were granted on February 5, 2001. These options had an exercise price of $3.08 and a one-year term. These stock options vested on June 30, 2001. The last reported sale price of the Company’s Common Stock on the date of grant was $6.50.

(2)	This amount represents the Company’s matching contribution to the executive’s 401(k) account.

     Option Grants In Fiscal Year 2002

     The following table sets forth information concerning all stock options granted to each of the Named Executive Officers during the fiscal year ended January 3, 2003. All such grants were made under the Company’s 1998 Stock Option and Incentive Plan and are exercisable for shares of Common Stock.

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4) ($)

	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price Per Share ($/SH)	Expiration Date

						5%	10%

Ted A. Fernandez	350,000	(2)	6.26%	5.51	02/15/2012	1,214,500	3,073,000
	66,667	(3)	1.19%	6.03	01/31/2010	252,668	640,670
	33,334	(3)	0.60%	6.03	03/31/2009	126,336	320,340

Allan R. Frank	175,000	(2)	3.12%	5.51	02/15/2012	607,250	1,536,500
	33,334	(3)	0.60%	6.03	01/31/2010	126,336	320,340
	33,334	(3)	0.60%	6.03	03/31/2009	126,336	320,340

David N. Dungan	175,000	(2)	3.13%	5.51	02/15/2012	607,250	1,536,500
	33,334	(3)	0.60%	6.03	03/31/2009	126,336	320,340
	33,334	(3)	0.60%	6.03	01/31/2010	126,336	320,340

John F. Brennan	30,000	(2)	0.54%	5.51	02/15/2012	104,000	263,400
	16,667	(3)	0.30%	6.03	01/31/2010	63,168	160,170
	20,000	(3)	0.36%	6.03	03/31/2009	75,800	192,200
	3,334	(3)	0.06%	6.03	06/30/2008	12,636	32,040

(1)	Total options granted to employees during fiscal year 2002 was 5,594,518. Of this amount 2,479,699 options represent options granted in connection with the Company’s Stock Option Exchange Program. See “Compensation Committee Report on Executive Compensation – Stock Option Exchange Program” on page 12 in this Proxy Statement.

(2)	Options expiring on February 15, 2012 have a ten-year term and become exercisable as to 25% of the shares on the first anniversary of the grant date and as to 2.083% of the shares each month thereafter.

(3)	Granted pursuant to a stock option exchange program approved by the Compensation Committee and the Board of Directors in 2001. See “Compensation Committee Report on Executive Compensation – Stock Option Exchange Program” on page 12 in this Proxy Statement. These option were issued in exchange for options surrendered to the Company on August 8, 2001. Pursuant to the stock option exchange program, the number of shares underlying the new option grant equaled two-thirds of the number of shares underlying options surrendered in the exchange. The original vesting schedule of the surrendered options was retained for these options. Options expiring on June 30, 2008 were originally granted on June 30, 1998 and became exercisable as to 50% of the shares on the second anniversary of the original grant date and as to 25% of the shares on the third and fourth anniversary thereafter. Options expiring on March 31, 2009 were originally granted on March 31, 1999 and became exercisable as to 50% of the shares on the second anniversary of the original grant date and as to 25% of the shares on the third and fourth anniversary thereafter. Options expiring on January 1, 2010 were originally granted on January 1, 2000 and become exercisable in four equal annual installments beginning on the first anniversary of the original grant date.

(4)	Potential realizable values are net of exercise price before taxes and are based on hypothetical rates specified by the SEC and is not intended to forecast future stock price growth.

     Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended January 3, 2003, the number of securities underlying unexercised options at 2002 year-end and the year-end value of all unexercised in-the-money options held by such individuals. The values of unexercised in-the-money options shown below have been calculated on the basis of $2.71 per share, the last reported sales price for our Common Stock on the Nasdaq National Market on January 3, 2003, less the applicable exercise price per share, multiplied by the number of shares underlying those options.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 3, 2003		Value of Unexercised In-the-Money Options at January 3, 2003

			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Ted A. Fernandez	—	—	66,667	383,334	0	0
Allan R. Frank	—	—	41,667	200,001	0	0
David N. Dungan	—	—	41,667	200,001	0	0
John F. Brennan	6,494	27,216	53,784	61,217	0	0

     Equity Compensation Plan Information

     The Company maintains the Answerthink, Inc. 1998 Employee Stock Option and Incentive Plan and the Answerthink, Inc. Employee Stock Purchase Plan.

     The table below sets forth the following information as of the January 3, 2003 year for (i) all compensation plans previously approved by the Company’s shareholders and (ii) all compensation plans not previously approved by the Company’s shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
(2)	the weighted-average exercise price of such outstanding options, warrants and rights;
(3)	the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights .
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by
shareholders(1)	8,200,026	$6.75	10,806,403	(3)
Equity compensation plans not approved
by shareholders(2)	63,945	$9.30	0

Total	8,263,971	$6.78	10,806,403

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan and the Company’s Employee Stock Purchase Plan. In November 1999, a wholly-owned subsidiary of the Company merged with Think New Ideas, Inc. resulting in Think New Ideas, Inc. becoming a wholly-owned subsidiary of the Company. In connection with this acquisition, the Company assumed stock options under the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan. Both plans were approved by the stockholders of Think New Ideas prior to the merger. As such, the securities from the Think New Ideas plans are included in this amount.

(2)	This amount represents shares underlying stock options that were assumed by the Company in connection with its acquisition by merger of Think New Ideas that were originally issued to members of the board of directors of Think New Ideas.

(3)	This amount includes 967,743 shares available for issuance under the Company’s Employee Stock Purchase Plan.

     Employment Agreements

     Each of Messrs. Fernandez, and Frank entered into an employment agreement with the Company effective as of June 2, 1998. Mr. Dungan entered into an employment agreement with the Company effective January 1, 1999. Messrs. Dungan, Fernandez and Frank are hereinafter referred to collectively as the “Senior Executives”. Each of their employment agreements with the Company is referred to as a “Senior Executive Agreement”. Each of the Senior Executive Agreements is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and provides for an annual salary of $500,000 for the applicable Senior Executive, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event a Senior Executive is terminated by the Company without “cause” (as defined), or the Senior Executive terminates his employment with “good reason” (as defined), other than in the case of a “change in control” (as discussed below), that Senior Executive will be entitled to severance payments equaling that Senior Executive’s annual salary and benefits for a one-year period from the date of termination. The Company will have the option to extend such severance payments for an additional one-year period. In the event the terminated Senior Executive finds new employment, the Company will be able to cease making or reduce the severance payments and benefits. If a Senior Executive’s employment is terminated by the Company without cause or by the Senior Executive with good reason, in either case in anticipation of, in connection with or within one year after a “change in control” (as defined) his salary will be continued for two years (without offset for earnings from other employment), his benefits will be continued for two years (subject to cessation if the Senior Executive is entitled to similar benefits from a new employer) and stock options and shares of restricted stock then held by him will become fully vested. Under the terms of the Senior Executive Agreements, each of the Senior Executives agrees to preserve the confidentiality and the proprietary nature of all information relating to the Company and its business. Each Senior Executive Agreement contains certain non-competition and non-solicitation provisions.

     John F. Brennan entered into an employment agreement with the Company effective as of March 23, 1999. Mr. Brennan’s employment agreement has a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provides for a current annual salary of $375,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event Mr. Brennan is terminated by the Company without “cause” (as defined) or Mr. Brennan terminates his employment with “good reason” (as defined), Mr. Brennan will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination, which may be extended at the option of the Company for an additional six-month period. In the event Mr. Brennan finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Brennan contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Brennan’s employment is terminated by the Company without cause or by Mr. Brennan with good reason, in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year (without offset for earnings from other employment), his benefits will be continued for one year (subject to cessation if Mr. Brennan is entitled to similar benefits from a new employer) and stock options then held by him will become fully vested.

Compensation Committee Interlocks and Insider Participation

     At January 3, 2003, the members of the Compensation Committee of the Board of Directors were Messrs. Bahash (Chairman), Keisling, and Wix. Mr. Bahash resigned from the Board of Directors effective January 31, 2003. The Compensation Committee currently consists of Messrs. Keisling (Chairman), Hamlin and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. No current or former member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

     The Company entered into an agreement on July 19, 1998 with AFC Group, Inc., an entity controlled by one of Mr. Fernandez’ brothers, whereby this entity subleased 674 square feet of office space from the Company in its Miami, Florida location. The agreement has a term of five years that began on June 29, 1998 providing for payments to the Company of approximately $15,500 per year. This amount is subject to adjustment based on fluctuations in a consumer price index in years two through five. The terms and conditions, including rental rate per square foot, contained in the sublease mirror the terms and conditions contained in the underlying lease between the Company and the building owner. In 2002, AFC Group, Inc. paid the Company $15,892 under this lease.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for the fiscal year ended January 3, 2003. This report, as well as the Shareholder Return Performance Presentation on page 15, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     The Compensation Committee of the Board of Directors consists of Messrs. Keisling (Chairman), Hamlin and Wix. The Compensation Committee is responsible for approving all of the policies under which compensation is paid or awarded to the Company’s executive officers and evaluates and recommends compensation and human resource programs for the Company. The Compensation Committee endeavors to meet no less than four times per year to ensure there is independent review and approval of strategic management decisions affecting compensation. This includes salary, bonus, options, benefits, and human resource policies that enable the Company to continue to attract, retain, and motivate the highest level of talent possible. The Compensation Committee also considers, amends or approves the Company’s bonus plan and related performance metrics recommended by the Company’s Chief Executive Officer.

     The Compensation Committee has adopted a performance-based compensation program that considers both short-term and long-term business objectives. By contemplating both the long and short-term business objectives, management can focus on the growth and profitability of the Company. The long-term focus enables management to increase the strength of the Company by providing more customer value through the building of comprehensive service offerings and attracting and developing the right employee base that will position the Company for future opportunities. The short-term focus maintains the Company’s competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes profitability, which leads to increased shareholder value. The current compensation program applies to all employees of the Company, including its executive officers. The Compensation Committee believes that all employees of the Company should have the same opportunity to participate in performance-based compensation.

     The current compensation program consists of the following elements: base salary, performance-based cash bonus awards, performance-based stock option awards, and benefits. The compensation plan is a market driven plan. Market conditions and individual performance establish base salaries. Management and the Compensation Committee believe in giving the Company’s associates long-term performance incentives. Accordingly, all employees receive a stock option grant upon hire by the Company that varies based on employee level. In addition, stock options are granted on an annual basis to those employees who made a substantial contribution towards achieving the Company’s overall organizational goals during the past year. The Compensation Committee believes that the superior performance of these individuals will significantly contribute to the Company’s future success. Options granted prior to October 1, 1999 generally vest at the rate of 50% on the second anniversary of grant and 25% on the third and fourth anniversaries. Options granted on or after October 1, 1999, but prior to May 1, 2000, generally vest at the rate of 25% on the first, second, third and fourth anniversaries of grant. Options granted on or after May 1, 2000 but prior to May 1, 2002 generally vest at the rate of 25% on the first anniversary thereof and then in monthly pro rata increments over the three years thereafter. Options granted on or after May 1, 2002 generally vest at the rate of 25% on the first, second, third and fourth anniversaries of grant date. This program is an important element that encourages all employees to focus on activities that improve shareholder value and enhances employee retention.

     The Company maintains an annual performance bonus program. Awards under the performance bonus program are based on the achievement of revenue and profitability targets. Employees participate in the bonus pool based on individual performance.

     Policies Regarding Compensation of Executive Officers

     On an annual basis, the Compensation Committee approves the compensation package for executive officers which includes base salary, performance-based cash bonus awards and performance-based stock option awards. Base salaries are targeted at competitive market levels based on each executive’s experience and role in the organization. The Compensation Committee approved the compensation packages for the Company’s executive officers for the fiscal year 2003 at its meeting held on January 9, 2003.

     Chief Executive Officer Compensation

     Mr. Fernandez’s compensation, like that of the other executive officers of the Company, is determined in accordance with the policies set forth above. Now in his sixth year as Chairman of the Board and Chief Executive Officer, titles that he has held since the Company’s inception, Mr. Fernandez continues to demonstrate highly effective leadership and vision in a marketplace that is continuously evolving. Mr. Fernandez’ salary for 2002 of $500,000 was unchanged from his 2001 salary.

     Stock Option Exchange Program

     As the Company entered the year 2001, many of its associates held outstanding stock options with strike prices that were significantly higher than the then current market price of the Company’s Common Stock. Management and the Compensation Committee believed that these “underwater stock options” were not providing the Company’s associates with appropriate long-term incentives. To remedy this, the Company created, and the Compensation Committee and the Board of Directors approved, a stock option exchange program (“Exchange Program”) designed to give the Company’s associates a choice to receive options that, over time, may have a greater potential to increase in value as compared to existing stock options.

     Pursuant to the terms of the Exchange Program, during the period beginning on June 27, 2001 and ending on August 8, 2001, the Company offered its employees and members of the Board of Directors the opportunity to exchange (i) all outstanding nonqualified options under the Answerthink, Inc. 1998 Stock Option and Incentive Plan or the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan or the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan and (ii) all outstanding incentive stock options with an exercise price of $10.00 per share or more under the aforementioned plans for new options to be granted under the Answerthink, Inc. 1998 Stock Option and Incentive Plan.

     The offer was made upon the terms and subject to the conditions set forth in an offer to exchange and in the related letter of transmittal mailed to each employee and each non-employee member of Answerthink’s Board of Directors. Complete details of the Exchange Program are contained in the Schedule TO filed by Answerthink with the Securities and Exchange Commission on June 27, 2001, and amended on August 16, 2001. In accordance with the Exchange Program, the number of new options granted to employees and non-employee members of our Board of Directors that participated in the offer equaled 66 2/3% of the number of shares surrendered by such employee or non-employee member of our Board of Directors and accepted for exchange. This means that for every three options that were tendered and were accepted for exchange, two new options were issued. The original vesting schedule of the surrendered options was retained for the new options issued.

     The new options were granted on February 9, 2002, six months and one day following the date that the options accepted for exchange were cancelled. The exercise price for the new options is $6.03, which is the last reported sale price of the Company Common Stock on the last business day preceding the grant date. In connection with the program, 4,400,893 options were surrendered for cancellation and 2,479,699 options were granted. Some persons that chose to participate in the Exchange Program but whose employment with the Company terminated prior to February 9, 2002, did not receive a grant in connection with the Exchange Program.

     The Named Executive Officers surrendered a total of 410,000 options subject to the terms of the Exchange Program with option exercise prices ranging between $21.50 and $32.56. Non-employee Directors surrendered a total of 90,000 options with option exercise prices ranging between $18.75 and $29.00.

     Option Repricing — Stock Option Exchange Program, February 9, 2002

     The following table sets forth information with respect to the Named Executive Officers concerning the replacement of options on February 9, 2002 pursuant to the Exchange Program.

Name	Date	Number of securities underlying options repriced(1)	Marke t Price of stock at the time of repricing or amendment (2)	Exercise price at time of repricing or amendment (3)	New Exercise Price(4)	Length of original option term remaining at date of repricing or amendment (months)(5)

Ted A. Fernandez	February 9, 2002	100,001(6)	$6.03	$28.00–32.56	$6.03	86–96
Chairman and Chief
Executive Officer

Allan R. Frank	February 9, 2002	66,668(7)	$6.03	$28.00–32.56	6.03	86–96
President

David N. Dungan	February 9, 2002	66,668(7)	$6.03	$28.00–32.56	6.03	86–96
Chief Operating Officer

John F. Brennan Executive	February 9, 2002	40,001(8)	$6.03	$21.50–32.56	6.03	77–96
Vice President and Chief
Financial Officer

(1)	Pursuant to the terms of the Exchange Program, for every three options that were surrendered and cancelled, two new options were issued six months and one day from the date of cancellation.
(2)	Represents the last reported sale price of the Company Common Stock on the last business day preceding the grant date.
(3)	Represents the exercise price of options surrendered and cancelled.
(4)	Represents the exercise price of reissued options which is equal to the last reported sale price of the Company Common Stock on the last business day preceding the grant date.
(5)	All stock options surrendered had ten year terms. These figures represent the number of months remaining in the term of the option surrendered measured as of the date on which the new options were issued. The new options retained the same vesting schedule and term as the options that were surrendered.

(6)	Of this amount, 66,667 options were vested on the grant date.
(7)	Of this amount, 41,667 options were vested on the grant date.
(8)	Of this amount, 20,834 options were vested on the grant date.

     Compensation Deductibility Policy

     Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to the Company’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding Section 162(m) and to date has concluded that it is not appropriate to do so. All compensation paid in 2002 and gains from stock options granted in 2002 are expected to be deductible. Given the current compensation philosophy, no executive is expected to earn non-deductible compensation in the near term.

Respectfully submitted, Compensation Committee(1) Jeffrey E. Keisling Alan T.G. Wix

(1)	Richard N. Hamlin joined the Compensation Committee effective February 12, 2003.

Shareholder Return Performance Presentation

     The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Company, the NASDAQ Stock Market Index and the market value weighted return of a peer group of other publicly traded information technology consulting companies selected by the Company (the “Peer Group”) and identified below. Although the SEC requires the Company to present such a graph for a five-year period, the Common Stock has been publicly traded only since May 28, 1998 and, as a result, the following graph commences as of such date. In our 2002 Proxy Statement, the Company’s performance presentation included the cumulative total return on the JP Morgan H&Q Information Services Sector-Business & I.T. Services Index. This index no longer exists.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
AMONG ANSWERTHINK, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

DOLLARS
500
450
400
350
300
250
200
150
100
50
0
5/28/98
1/1/99
12/31/99
12/29/00
12/28/01
1/3/03
ANSWERTHINK, INC.
NASDAQ STOCK MARKET (U.S.)
PEER GROUP

* $100 invested on 5/28/98 in stock or Peer Group-including reinvestment of dividends.

     The Peer Group consists of Bearing Point, Inc. Braun Consulting, Inc., DiamondCluster International, Inc., eLoyalty, Inc., Sapient Corporation, Technology Solutions Company and Tanning Technology Corporation.

Report of the Audit Committee

     The members of the Audit Committee of the Board of Directors at January 3, 2003 were Messrs. Huston (Chairman), Keisling and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements to be included in the Company’s Annual Report on Form 10-K with management and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement of Auditing Standards 61 “Communications with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the written disclosures delivered to the Committee by the independent auditors as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with its Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held nine meetings during fiscal year 2002.

     The Audit Committee also appointed its current independent auditors, PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ended January 2, 2004, and the Board concurred in the selection.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2003, for filing with the Securities and Exchange Commission. The Committee has selected, subject to shareholder approval, the Company’s independent auditors.

      Fees Paid To Independent Accountants

     The Securities and Exchange Commission’s Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

     Audit Fees

     Aggregate fees billed for PricewaterhouseCoopers’s audit of the Company’s annual financial statements for the year ended January 3, 2003 and for its reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended January 3, 2003 totaled $179,475. Of this amount, $52,225 had been billed as of January 3, 2003. The balance of the fees was billed prior to the date of this Proxy Statement.

     Financial Information Systems Design And Implementation Fees

     No fees were incurred or billed for any financial information systems design and implementation services rendered by PricewaterhouseCoopers for the fiscal year ended January 3, 2003.

      All Other Fees

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the fiscal year ended January 3, 2003 totaled $158,645. These fees were primarily for tax services, employee benefit audits and other services related to employee benefit plans.

Respectfully submitted, Audit Committee(1) Edwin A. Huston, Chairman Jeffrey E. Keisling Alan T.G. Wix

(1)	Richard N. Hamlin joined the Audit Committee effective February 12, 2003

Certain Relationships and Related Transactions

     The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal shareholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms’ length transactions with independent third parties.

     For a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and shareholders of the Company and its associated entities, see “Compensation Committee Interlocks and Insider Participation” on page 11 of this Proxy Statement.

PROPOSAL 2
TO APPROVE AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR
ISSUANCE THEREUNDER FROM 2,750,000 TO 4,250,000 SHARES

     The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to provide valuable employee benefits to its employees. Accordingly, on February 12, 2003, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock available for purchase thereunder from 2,750,000 shares to 4,250,000 shares. At the Annual Meeting, the shareholders of the Company will be asked to vote to approve the amendment to the Employee Stock Purchase Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of Proposal 2 to approve the amendment to the Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the amendment to the Employee Stock Purchase Plan.

     The Employee Stock Purchase Plan is considered a valuable employee benefit plan and is highly regarded by the Company’s employees. Employees are our most important resource, and the contributions of our employees are critical to our success. Our ability to offer participation in the Employee Stock Purchase Plan plays a vital role in attracting, retaining and motivating employees. Currently, we have only 967,743 shares remaining available for purchase under the Employee Stock Purchase Plan. Assuming that participating employees purchase an amount of shares equal to the existing 400,000 shares aggregate limit per six-month offering period, this number of shares will only last an additional twelve months. Beyond this twelve-month period, employee purchases could be reduced on a pro-rata basis due to the unavailability of authorized shares. Increasing the number of shares available for purchase under the Employee Stock Purchase Plan by 1,500,000 shares will permit us to offer the Plan, assuming participating employees purchase 400,000 shares per six-month offering period, for approximately three more years.

Description of the Plan

     A description of the Employee Stock Purchase Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, which is attached to the Company’s 2001 proxy statement.

     The Board of Directors approved the Company’s Employee Stock Purchase Plan on April 23, 1998, and obtained shareholder approval of the Plan on that same date. On February 16, 2001, the Board of Directors approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock available for purchase and issuance under the Employee Stock Purchase Plan from 750,000 shares to 2,750,000 shares. The 2001 amendment also provided that participating employees may not purchase more than 400,000 shares in the aggregate during any six-month offering period. The Board of Directors further directed that the entire Employee Stock Purchase Plan, including the amendments, be submitted to the shareholders for approval in order that it be reinstated. On May 9, 2001, the shareholders approved and reinstated the Employee Stock Purchase Plan including the amendments thereto. The amendment to the Employee Stock Purchase Plan to the number of shares of Common Stock available for issuance thereunder from 2,750,000 to 4,250,000 was approved by the Board of Directors on February 12, 2003.

     On the Record Date there were 139 participants in the Employee Stock Purchase Plan. Because the participation in the Employee Stock Purchase Plan is subject to the discretion of each eligible employee, the benefits or amounts that will be received by any participant or groups of participants if the Employee Stock Purchase Plan is approved are not currently determinable. On the Record Date, there were approximately 639 employees of the Company and its subsidiaries, including four executive officers, who were eligible to participate in the Employee Stock Purchase Plan. The shares of Common Stock issuable under the Employee Stock Purchase Plan may be authorized but unissued shares or treasury shares.

     The Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of Common Stock. In the event there is any increase or decrease in Common Stock without receipt of consideration by the Company (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Stock Purchase Plan. The Company will determine the length and duration of the periods during which payroll deductions will be accumulated to purchase shares of Common Stock. This period is known as the offering period. Offering periods under the

      Employee Stock Purchase Plan are currently six months in duration.

     Administration. The Employee Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Stock Purchase Plan to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Stock Purchase Plan. All of the Compensation Committee’s determinations are final and binding.

     Eligibility. Any employee of the Company or its participating affiliates may participate in the Employee Stock Purchase Plan except the following, who are ineligible to participate: (i) an employee who has been employed by the Company or any of its participating affiliates for less than three months as of the beginning of an offering period; (ii) an employee whose customary employment is for less than five months in any calendar year; (iii) an employee whose customary employment is 20 hours or less per week; and (iv) an employee who, after exercising his or her rights to purchase stock under the Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. An employee must be employed on the last day of the offering period in order to acquire stock under the Employee Stock Purchase Plan unless the employee has retired, died or become disabled, been laid off or is on an approved leave of absence.

     Participation Election. An eligible employee may become a participant in the Employee Stock Purchase Plan by completing an election to participate in the Employee Stock Purchase Plan on a form provided by the

Company and submitting that form to the Company’s human resources department. The form will authorize the Company to have deductions, not to exceed 15% of pay, made from pay on each pay day following enrollment in the Employee Stock Purchase Plan. The deductions or contributions will be credited to the employee’s account under the Employee Stock Purchase Plan. An employee may not during any offering period change his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Stock Purchase Plan. A participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next offering period, by delivering to the Company a new form regarding election to participate in the Employee Stock Purchase Plan. A participating employee may terminate payroll deductions or contributions at any time.

     Purchase Price. Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share (the “Purchase Price”) will be set by the Compensation Committee. The Purchase Price for an offering period may not be less than 85% of the fair market value of the Company’s Common Stock on the first or last trading day of such offering period, whichever is lower.

     Purchase Limit. No employee may purchase Common Stock in any calendar year under the Employee Stock Purchase Plan and all other “employee stock purchase plans” of the Company and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The Company has also imposed a limitation that provides that no more than 400,000 shares of Common Stock, in the aggregate, may be purchased by participating employees during a six month offering period.

     Purchase of Common Stock. On the last trading day of the offering period, a participating employee will be credited with the number of whole shares of Common Stock purchased under the Employee Stock Purchase Plan for such period. Common Stock purchased under the Employee Stock Purchase Plan will be held in the custody of an agent designated by the Company. The agent may hold the Common Stock purchased under the Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, at any time following his or her purchase of shares under the Employee Stock Purchase Plan by written notice instruct the agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee.

     Termination of Participation. A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Stock Purchase Plan will be terminated, if: (i) the employee ceases to be eligible to participate in the Employee Stock Purchase Plan or (ii) the employee voluntarily leaves the employ of the Company or a participating affiliate, other than by retirement, or is otherwise terminated by the Company or a participating affiliate prior to the last day of the offering period. If a participating employee elects to terminate participation in the Employee Stock Purchase Plan, the employee will have the following alternatives: (i) purchase of Common Stock on the last day of the offering period with the amounts then accumulated in his or her account or (ii) refund of all monies in his or her account. Participation in the Employee Stock Purchase Plan will also terminate in the event the Board of Directors elects to terminate the plan, provided that termination of the plan may not impair the vested rights of participants.

     If a participating employee terminates employment on account of disability, lay-off or authorized leave of absence, the participating employee will have the following alternatives: (i) make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment, (ii) refund of all monies in his or her account or (iii) purchase of Common Stock on the last day of the offering period with the amounts then accumulated in his or her account. If a participating employee terminates employment on account of death, the legal representative of the employee will have three months from the participating employee’s death to choose between the following alternatives: (i) refund of all monies in his or her account or (ii) purchase of Common Stock on the last day of the offering period with the amounts then accumulated in his or her account. If a participating employee terminates employment on account of retirement or severance, the participating employee will have ten days after the date of such retirement or severance to choose between the following alternatives: (i) refund of all monies in his or her account or (ii) purchase of Common Stock on the last day of the offering period with the amounts then accumulated in his or her account.

     Transferability of Shares. No participating employee may assign his or her rights to purchase shares of Common Stock under the Employee Stock Purchase Plan whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Employee Stock Purchase Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

     Amendment of Plan. The Board of Directors may, at any time, amend the Employee Stock Purchase Plan in any respect; provided, however, that without approval of the shareholders of the Company, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the Employee Stock, Purchase Plan, (ii) changing the eligibility requirements for participating in the Employee Stock Purchase Plan, or (iii) impairing the vested rights of participating employees.

     Termination of Plan. The Board of Directors may terminate the Employee Stock Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Stock Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) 10 years after adoption of the Employee Stock Purchase Plan by the Board of Directors or (ii) such time as all shares of Common Stock that may be made available for purchase under the Employee Stock Purchase Plan have been issued.

     Reorganizations. Upon a reorganization in which the Company is not the surviving corporation or a sale of assets or stock, the Employee Stock Purchase Plan and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the Employee Stock Purchase Plan or for the substitution of the rights under the Employee Stock Purchase Plan with rights covering the stock of the successor corporation.

     No Employment Rights. Neither the Employee Stock Purchase Plan nor any right to purchase Common Stock under the Employee Stock Purchase Plan confers upon any employee any right to continued employment with the Company or a participating affiliate.

Federal Income Tax Consequences

     The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan,” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Common Stock (on the first day of an offering period) or when the right to purchase Common Stock is exercised (on the last day of the offering period).

     If the participating employee holds the Common Stock purchased under the Employee Stock Purchase Plan for at least two years after the first day of the offering period in which the Common Stock was acquired (the “Grant Date”) and for at least one year after the date the Common Stock is purchased (the “Purchase Date”), when the participating employee disposes of the Common Stock he or she will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock on the date of disposition over the price paid for the Common Stock or (ii) the fair market value of the Common Stock on the Grant Date multiplied by the discount percentage for stock purchases under the Employee Stock Purchase Plan. The discount percentage is generally 15%, although the Company may use a lesser discount percentage, including a zero discount percentage.

     If the participating employee disposes of the Common Stock within two years after the Grant Date or within one year after the Common Stock is purchased, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the last day of the offering period in which the Common Stock was acquired less the amount paid for the Common Stock. The ordinary income recognition pertains to any disposition of Common Stock acquired under the Employee Stock Purchase Plan (such as by sale, exchange or gift).

     Upon disposition of the Common Stock acquired under the Employee Stock Purchase Plan any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Common Stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

     If the participating employee satisfies the two-year holding period for Common Stock purchased under the Employee Stock Purchase Plan, the Company will not receive any deduction for federal income tax purposes with respect to that Common Stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, the Company will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the Employee Stock Purchase Plan has no tax effect on the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of PricewaterhouseCoopers LLP has acted as the Company’s independent auditors for the fiscal year ended January 3, 2003 and has been appointed by the Audit Committee of the Board of Directors to act as such for the examination of the Company’s financial statements for the fiscal year ending January 2, 2004.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the shareholders’ meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

     Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for the fiscal year ending January 2, 2004. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP.

     The Company’s Bylaws do not require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. This proposal is being submitted to the shareholders because the Company believes it is a matter of good corporate practice. If the shareholders do not ratify the appointment, the adverse vote will be considered as a direction to the Audit Committee to consider the selection of other auditors for the following fiscal year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending January 2, 2004 will be permitted to stand unless the Board finds other good reason for making a change. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2003: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) by each of the Named Executive Officers; (iii) by each director and nominee of the Company; and (iv) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

Ted A. Fernandez(2)(3)	201,038	*	%
Allan R. Frank(2)(4)	1,384,685	2.98
David N. Dungan(2)(5)	1,242,085	2.67
John F. Brennan(2)(6)	229,746	*
Alan T.G. Wix(7)(9)	18,171	*
Jeffrey E. Keisling(7)(10)	17,371	*
Edwin A. Huston(2)(8)	10,811	*
Richard N. Hamlin(2)	0	*
Liberty Wagner Asset Management, L.P.(11)	6,690,000	14.41
Liberty Acorn Trust (11)	5,270,000	11.35
All directors and current executive officers
as a group (8 persons)(12)	3,103,907	6.68

*	Represents less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or exercisable within 60 days after March 14, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for each of Messrs. Brennan, Dungan, Fernandez, Frank, Hamlin and Huston is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3)	Includes 201,038 vested options to purchase Common Stock granted pursuant to the Company’s 1998 Stock Option and Incentive Plan. Does not include 1,276,670 shares held through the Aurelio E. Fernandez Trustee of the Ted A. Fernandez Flint Trust. Does not include 100,000 shares, 50,000 shares each of which are held by the Ted A. Fernandez, Jr. Irrevocable Trust (1998) and the Christina Marie Fernandez Irrevocable Trust (1998).

(4)	Includes 113,019 vested options to purchase Common Stock granted pursuant to the Company’s 1998 Stock Option and Incentive Plan.
(5)	Includes 191,150 shares held through the DJD Family Limited Partnership, 932,716 shares held in the Jeanine G. Dungan Trust dated August 5, 1998, 5,200 shares held for Mr. Dungan’s children in Uniform Gift to Minor accounts, and 113,019 vested options to purchase Common Stock granted pursuant to the Company’s 1998 Stock Option and Incentive Plan.

(6)	Includes 77,012 vested options to purchase Common Stock granted pursuant to the Company’s 1998 Stock Option and Incentive Plan.
(7)	Includes 17,171 vested options to purchase Common Stock granted pursuant to the Company’s outside director compensation program.
(8)	Includes 7,811 vested options to purchase Common Stock granted pursuant to the Company’s outside director compensation program.

(9)	The address of Mr. Wix is 99 Merewood Road, Barnehurst, Kent, England DA7 6PH.
(10)	The address of Mr. Keisling is 150 N. Radnor-Chester Road, St. Davids, Pennsylvania 19087.
(11)	The information reported is based on an amended statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 filed by Liberty Wagner Asset Management, L.P. (“WAM”), WAM Acquisition G.P., Inc. (“WAM GP”) and Liberty Acorn Trust (“Acorn”). The statement discloses that, as of the time filing, WAM, a registered investment adviser, and WAM GP, the general partner of WAM, had shared voting and dispositive power with respect to 6,690,000 shares of Common Stock, and that all such shares were acquired by WAM and WAM GP on behalf of discretionary clients, including Acorn. The statement also discloses that, as of time of the filing, Acorn, a registered investment company, had shared voting and dispositive power with respect to 5,270,000 of the 6,690,000 shares of Common Stock. The address of WAM, WAM GP and Acorn is 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606.

(12)	Does not include 27,400 shares beneficially owned by Mr. Robert J. Bahash who resigned from the Board of Directors effective January 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company undertakes to file all Section 16(a) reports on behalf of those persons required to file such reports. The Company believes that during 2002 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2004

     Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders must be received by the Company no later than December 10, 2003 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2004 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

     Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 6, 2004 and not later than March 8, 2004 provided, however, that in the event that the date of the 2004 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2003 Annual Meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s Bylaws.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     Upon written request the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended January 3, 2003. For a copy of the Company’s 10-K, please contact Josie Estevez Lugo at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, telephone 305 375-8005, facsimile 305 379-8810.

OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

Frank A. Zomerfeld Secretary

APPENDIX A
ANSWERTHINK, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

     The primary functions of the Audit Committee (the “Audit Committee” or “Committee”) of Answerthink, Inc. (the “Company”) are (1) to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and its financial reporting and disclosure practices, (b) the Company’s systems of internal controls regarding finance and accounting compliance, (c) the independence and performance of the Company’s outside auditors, and (d) the Company’s ethical compliance programs, and (2) to perform the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market or any other national securities exchange on which the securities of the Company are then listed (the “Relevant Stock Market”). The Audit Committee shall have the authority to and be directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s outside auditor engaged for the purpose of preparing or issuing an audit opinion or performing other audit, review or attest services for the Company. The Company’s outside auditor shall report directly to the Audit Committee.

     The outside auditors are ultimately accountable to the Audit Committee. While the Committee has the oversight, supervisory and other powers and responsibilities set forth in this Charter and the Company’s Articles of Incorporation and Bylaws, it is not the responsibility of the Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. These matters and tasks are the responsibility of the Company’s management and the outside auditors. Likewise, it is the responsibility of the Company’s management and/or the outside auditors to bring appropriate matters to the attention of the Committee, and to keep the Committee informed of matters which the Company’s management or the outside auditors believe require attention, guidance, resolution or other actions, the basis therefore and other relevant considerations. While it is not the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties.

     To the fullest extent permissible under applicable law, each member of the Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Committee by any of the Company’s officers, employees, or committees, the outside auditors or any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

I.	CONTINUOUS ACTIVITIES — GENERAL
1.	Serve as an independent and objective body to oversee the Company’s financial reporting processes and related internal control systems. Provide an open avenue of communication among the outside auditors, management and the Board of Directors, and resolve any disagreements between management and the outside auditors regarding financial reporting.

	2.	Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
	3.	Confirm and assure the independence of the outside auditor by:
• periodically reviewing management consulting services, information technology services, and other non-audit services, if any, and the respective related fees, provided by and to the outside auditors, which shall have been subject to pre-approval by the Audit Committee, and any transactional or other relationships between the Company and the outside auditors; and

considering whether, under applicable laws, rules and regulations and the requirements of the Relevant Stock Market and under criteria the Audit Committee determines to be appropriate, the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

	•	requesting and reviewing a written disclosure letter from the Company’s outside auditors relating to their independence as required by Independent Standards Board (“ISB”) Standard No. 1,
	•	and discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.
4.	Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company. Also, review and assess the Company’s processes for identifying and assessing significant risks or exposures and for formulating and implementing steps to minimize such risks and exposures to the Company.

5.	Consider and review with the outside auditor and management:
	•	The adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting including computerized information system controls and security.
	•	Related findings and recommendations of the outside auditor together with management’s responses.
6.	Consider and review with management and the outside auditor:
	•	Significant findings during the year, including the status of previous audit recommendations, and management’s responses thereto.
	•	Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.
7.	As circumstances dictate, meet with the outside auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

8.	Report periodically to the Board of Directors on significant results of the foregoing activities.
9.	Instruct the outside auditor that ultimately it is accountable to the Audit Committee, and that as the shareholders’ representatives, the Audit Committee possess the ultimate authority to appoint, compensate, evaluate, retain and, where appropriate, replace the outside auditor. Advise the outside auditor that it may communicate directly with the members of the Audit Committee outside of regularly scheduled committee meetings, as it deems appropriate.

10.	Ensure compliance with all then current and applicable Securities and Exchange Commission (“SEC”) and the rules and regulations of the Relevant Stock Market as to Audit Committee membership and composition including, but not limited to, the requirements that the Committee be comprised of solely independent directors in accordance with the guidance issued by the Relevant Stock Market, each of whom are able to read and understand fundamental financial statements, with at least one member having previous employment experience in finance or accounting.

11.	Establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

II. INTERNAL REPORTING POLICIES

1.	Advise management and the outside auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.
2.	Provide that management and the outside auditor discuss with the Audit Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.	Inquire as to the auditor’s outside qualitative judgements about the quality and appropriateness, not just the acceptability, of the accounting principles as applied in its financial reporting and the clarity of the financial disclosure practices used or proposed to be adopted by the Company. For all critical underlying accounting principles, review with the outside auditor alternative accounting treatment permitted under Generally Accepted Accounting Principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the outside auditors.

4.	Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5.	Inquire of management and the outside auditor about the Company’s material financial risks and its liquidity and how issues associated with risk and liquidity are identified and managed.
6.	Determine, as regards to new transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.
7	Review policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the outside auditors, review policies and procedures with regard to officers’ expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the outside auditors. Review such related party transactions, transactions which involve parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties and all other transactions to the extent required by the Relevant Stock Market or applicable law to be approved by an audit committee or comparable body.

8.	Assure that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

III. EXTERNAL REPORTING POLICIES

     Include in proxy statements prepared for votes of shareholders an Audit Committee report. This report shall state:

1.	Whether the Audit Committee has reviewed and discussed the issuer’s audited financial statements with management.
2.	Whether the Audit Committee has discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61 “Communications with Audit Committees”.
3.	Whether the Audit Committee has received the written disclosures and letter from the issuer’s outside auditors relating to their independence as required by Independent Standards Board (“ISB”) Standard No. 1, has discussed with the auditors the auditors’ independence, has considered whether the non-audit services provided by the outside auditor may affect its independence and has approved all non-audit services performed by the outside auditors.

4.	Whether the Audit Committee has recommended to the Board of Directors, based on the reviews and discussions referred to in the three items above, that the audited financial statements be included in the Company’s annual report on Form 10-K.

5.	Whether the Audit Committee members are “independent” under the then current standards established by the Relevant Stock Market and approved by the Securities Exchange Commission. The proxy statement shall also disclose, for any non-independent director, the nature of the relationship that makes the director not independent and the reasons for the Board’s decision to appoint such director to the Audit Committee.

6.	Whether the Board of Directors has adopted a written charter for the Audit Committee and, if so, include a copy of the charter as an appendix to the proxy statement at least once every three years and whenever the charter is amended.

7.	A description of the Committee’s composition and responsibilities, and how they were discharged.

IV. SCHEDULED ACTIVITIES

1.	Annually, appoint, retain or discharge the outside auditor and approve compensation of the outside auditor.
2.	Annually, consider, in consultation with the outside auditor the audit scope and plan of the outside auditor.
3.	Annually, review with management and the outside auditor the results of annual audits and related comments in consultation with other committees as deemed appropriate including:
	•	The Company’s annual financial statements and related footnotes and the outside auditor’s audit of the annual financial statements and accompanying footnotes and its report thereon.
	•	Any significant changes required in the outside auditor’s audit plan.
	•	Any difficulties or disputes with management encountered during the course of the audit.
	•	Any material correcting adjustments that have been identified by the outside auditors in accordance with generally accepted accounting principles and applicable laws, rules and regulations.
	•	Any other material written communications between the outside auditors and management of the Company, including any management letter or schedule of unadjusted differences.
•	Any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

	•	Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.
4.	Annually, based on the review and discussions with management and the outside auditors, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the past fiscal year.

5.	Quarterly, review with the Company’s outside auditors and management (i) the Company’s proposed quarterly earnings announcement as well as the nature of the financial information and the Company’s guidance to be provided in connection therewith concerning its future financial performance prior to public release and any material issues brought to the attention of the Committee by the outside auditors regarding the interim financial reports before each is filed with the SEC, and (ii) all significant transactions that occurred during the period covered by the announcement prior to the release of such announcement. The Committee shall discuss with management the nature of the financial information or the Company’s guidance concerning future financial performance more frequently than quarterly if material changes to either the nature of the financial information or guidance will be communicated to securities analysts, rating agencies or investors between quarterly earnings announcements.

6.	Quarterly, review with the Chief Executive Officer and the Chief Financial Officer the results of their latest evaluation of the effectiveness of the Company’s internal and financial reporting controls, including, but not limited to, (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) any material weaknesses in internal controls; and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Quarterly, review with the Company’s outside auditors and management the quarterly financial data included in the Company’s quarterly report on Form 10-Q prior to filing, as reviewed by the Company’s outside auditor following the procedures set forth in Statement on Auditing Standards (“SAS”) No. 71.

8.	Quarterly, assure that the auditor’s reasoning, as expressed in written reports to the Committee or verbally during Committee meetings, is described in accepting or questioning significant estimates by management.

	9.	Annually, review and, if appropriate, update the Committee’s Charter.
	10.	Annually, review and, if appropriate, update the Company’s Code of Conduct.
V.	“WHEN NECESSARY” ACTIVITIES
1.	Pre-approve all auditing services and permitted non-auditing services (including the fees and terms thereof) to be performed for the Company by its outside auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(1)(i)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit.

2.	Arrange for the outside auditor to be available to the full Board of Directors at least annually to help provide a basis for the Committee to recommend to the Board of Directors the appointment of the auditor.

	3.	Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies and programs.
	4.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.
5.	The Committee shall be empowered to retain at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense independent legal counsel, accountants and other experts or other advisors to assist it in complying with its responsibilities set forth herein. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisers retained by the Committee under this paragraph V (5).

	6.	Perform such other functions as may be required by applicable laws, rules and regulations and the Relevant Stock Market, the Company’s Certificate of Incorporation and Bylaws, or by the Board of Directors.

*    *    *

     It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

ANSWERTHINK, INC. 1001 BRICKELL BAY DRIVE SUITE 3000 MIAMI, FL 33131	Your vote is important!
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Answerthink, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Do not return your Proxy Card if you are voting by Telephone or Internet

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANSWR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ANSWERTHINK, INC.
Vote On Directors		For All	Withhold All	For All Except
1.	Election of Directors Nominees: (01) David N. Dungan (02) Allan R. Frank (03) Richard N. Hamlin	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals					For	Against	Abstain
2.	Proposal to approve an amendment to the Company’s Employee Stock Purchase Plan.				☐	☐	☐
3.	Proposal to ratify PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2003 fiscal year.				☐	☐	☐
4.	In accordance with their discretion upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.
(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

For address change, please check this box and write them on the back where indicated			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

ANSWERTHINK, INC.

1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 7, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Ted A. Fernandez and John F. Brennan, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.001 per share, of Answerthink, Inc., a Florida corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, May 7, 2003, at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, or any postponement or adjournment thereof, as follows on the reverse side.

      When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND ALL OF THE PROPOSALS SET FORTH HEREIN.

Address Changes:
(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE